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                            INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Fortis Series Fund, Inc.:



We consent to the use of our report dated February 6, 1998 incorporated herein by reference, our report dated March 25, 1998, included in Part B of the Registration Statement and the references to our Firm under the headings "Financial Highlights" in Part A and "Financial Statements" in Part B of the Registration Statement.





                                             /s/ KPMG Peat Marwick LLP
                                             ----------------------------------
                                             KPMG Peat Marwick LLP



Minneapolis, Minnesota
April 30, 1998